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                                                                     Exhibit 5.1

                         [ALSTON&BIRD LLP LETTERHEAD]


                                April 19, 2001



Datastream Systems, Inc.
50 Datastream Plaza
Greenville, South Carolina  29605

     Re: Datastream Systems, Inc. 1997 European Stock Option Plan (Dutch, U.K. and French Sub-plan Versions)

Ladies and Gentlemen:

     We have acted as counsel for Datastream Systems, Inc., a Delaware corporation (the "Corporation"), in connection with the referenced Registration Statement on Form S-8 (the "Registration Statement") being filed by the Corporation with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, and covering 75,000 shares of the Corporation's common stock, $0.01 par value (the "Common Stock"), that may be issued pursuant to the Datastream Systems, Inc. 1997 European Stock Option Plan (the "Plan"). This Opinion Letter is rendered pursuant to Item 8 of Form S-8 and
Item 601(b)(5) of Regulation S-K.

     In the capacity described above, we have considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of the Corporation, certificates of public officials and such other documents as we have deemed appropriate as a basis for the opinions hereinafter set forth. The opinions set forth herein are limited to the laws of the State of Delaware, in reliance solely on published general compilations thereof as of the date hereof.
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Datastream Systems, Inc.
April 19, 2001
Page 2


     Based upon the foregoing, it is our opinion that the 75,000 shares of Common Stock covered by the Registration Statement and to be issued pursuant to the Plan, when issued in accordance with the terms and conditions of the Plan, will be legally and validly issued, fully paid and nonassessable.

     This Opinion Letter is provided to you for your benefit and for the benefit of the Commission, in each case, solely with regard to the Registration Statement, may be relied upon by you and the Commission only in connection with the Registration Statement, and may not be relied upon by any other person or for any other purpose without our prior written consent.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement.



                              Very truly yours,

                              ALSTON & BIRD LLP


                              By: /s/ Steven L. Pottle
                                 -------------------------
                                 Steven L. Pottle, Partner